Exhibit 5.1

CLIFFORD CHANCE LLP 10 UPPER BANK STREET LONDON E14 5JJ TEL +44 20 7006 1000 FAX +44 20 7006 5555 DX 149120 CANARY WHARF 3 www.cliffordchance.com

Nielsen Holdings plc	Our ref: 55-40589771 Direct Dial: +44 207006 1281 E-mail: lee.coney@cliffordchance.com
AC Nielsen House London Road Oxford Oxfordshire, OX3 9RX United Kingdom	31 August 2015

Dear Sirs

Opinion regarding ordinary shares of Nielsen Holdings plc

1.	INTRODUCTION

1.1	Registration of Shares

1.1.1	We are acting as English legal advisers to Nielsen Holdings plc, a public limited company incorporated under the laws of England and Wales with company number 09422989 (the “Company”).

1.1.2	We understand that the Company intends to file, on the date of this Opinion, the post-effective amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-3 (File No. 333-202190) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

1.1.3	We further understand that the Post-Effective Amendment is being filed with the SEC following completion of the cross-border merger between Nielsen N.V. and the Company pursuant to EU Directive 2005/56/EC on cross-border mergers (as implemented in the United Kingdom and The Netherlands) with the Company as the surviving entity and that pursuant to the Post-Effective Amendment, the Company will adopt the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934.

1.1.4	We have been asked to provide an opinion on certain matters, as set out below, in connection with the filing of the Post-Effective Amendment with the SEC.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

1.2	Defined Terms

1.2.1	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.2	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the giving of this Opinion:

1.3.1	we have reviewed only the documents referred to in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries) and conducted only those searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents, Searches and Enquiries);

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Post-Effective Amendment;

1.3.3	we have not been responsible for ensuring that the Post-Effective Amendment contains all material facts;

1.3.4	we have not been responsible for ensuring that the Post-Effective Amendment complies with the requirements of any competent authority; and

1.3.5	we have not been responsible for ensuring that any issuance of ordinary shares with a nominal value of €0.07 each in the Company’s capital (the “Shares”) registered on the Registration Statement, as amended, complies with legal and regulatory requirements of any jurisdictions.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at the date of this Opinion and does not extend to the laws of any other jurisdiction. All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred.

1.6	Assumptions and Reservations

This Opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations) and is also subject to any factual matters, documents or events not disclosed to us by the relevant parties, having regard to the legal considerations relevant to this Opinion.

This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.	OPINION

We are of the opinion that when valid entries in the books and registers of the Company are made, the Shares when issued by the Company will be validly issued in accordance with the Companies Act 2006 and the articles of association of the Company and will be fully paid or credited as fully paid and no further amounts will be payable to the Company in respect of the issue of those shares.

3.	ADDRESSEES AND PURPOSE

3.1	This Opinion is provided in accordance with the instructions of our client, the Company, as an exhibit to the Post-Effective Amendment in connection with the registration of the Shares with the SEC under the Securities Act (the “Registration”) and the adoption of the Registration Statement by the Company as its own registration statement.

3.2	This Opinion may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Post-Effective Amendment and may not be relied upon by or disclosed to any other person, company, enterprise or institution, except the Company’s legal advisers, or used for any other purpose other than the Registration.

3.3	This Opinion is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this Opinion is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

4.	CONSENT TO FILING

We hereby consent to the filing of this Opinion as an exhibit to the Post-Effective Amendment and to all references to our firm included or made a part of the Post-Effective Amendment in respect thereto. In giving this consent, we do not hereby admit to be in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully

/s/ Clifford Chance LLP

Clifford Chance LLP

SCHEDULE 1

DOCUMENTS, SEARCHES AND ENQUIRIES

1.	DOCUMENTS

(a)	A copy of the Post-Effective Amendment to be filed with the SEC on the date of this Opinion.

(b)	A copy of the certificate of incorporation of the Company dated 4 February 2015.

(c)	A copy of the certificate of incorporation on re-registration of a private company as a public company of the Company dated 29 May 2015.

(d)	A copy of the articles of association of the Company.

2.	SEARCHES AND ENQUIRIES

(a)	A search was conducted with the Registrar of Companies in respect of the Company at 9:55 a.m. (British Summer Time) on 28 August 2015, which has not revealed any order or resolution for the winding up of the Company or any notice of appointment in respect of a liquidator, receiver, administrative receiver or administrator.

(b)	An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions at 10:03 a.m. (British Summer Time) on 28 August 2015 with respect to the Company, which has not revealed any petition for the winding up of the Company as having been presented.

SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form, all copy documents are complete and conform to the originals and all signatures are the signatures of the persons purported to have signed the relevant documents and such persons when signing those documents had legal capacity to do so.

(b)	The copies of the certificate of incorporation, certificate of incorporation on re-registration of a private company as a public company and articles of association of the Company provided to us are accurate and complete as of the date of this Opinion.

2.	CORPORATE AUTHORITY

(a)	Prior to the allotment of the Shares, a meeting of the shareholder(s) of the Company, being quorate, will be duly convened and the appropriate resolutions authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006 to exercise all of the powers of the Company to allot up to the aggregate nominal value of the Shares as at the date of allotment of the Shares, will be validly passed, which resolutions will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(b)	Following the resolutions referred to in paragraph 2(a) above authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006 to exercise all of the powers of the Company to allot up to the aggregate nominal value of the Shares as at the date of allotment of the Shares having been validly passed, prior to the allotment of the Shares, a meeting of the board of directors and/or an appropriately authorised committee of directors of the Company, being quorate, will be duly convened and the appropriate resolutions providing for the issue of the Shares will be validly passed and such resolutions will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(c)	The allotment of the Shares will comply with any shareholder rights of pre-emption set out in the Companies Act 2006 or the Company’s articles of association or, prior to the allotment of the Shares, any such shareholder rights of pre-emption will have been validly disapplied in accordance with the Companies Act 2006 and/or the Company’s articles of association.

(d)	Each director of the Company will disclose at or prior to the date of issuance of the Shares any interest which he or she may have in such issuance of the Shares, and any potential conflicts such directors may have in respect of such issuance of the Shares will have been approved, in each case in accordance with the provisions of the Companies Act 2006 and the Company’s articles of association.

(e)	In resolving to issue the Shares, the directors of the Company will act in good faith to promote the success of the Company for the benefit of its members as a whole and in accordance with any other duty, breach of which could give rise to such transactions being avoided.

3.	SHARES

The Shares, when issued, will have been validly issued and delivered and valid consideration at least equal to the aggregate nominal value of such Shares will have been duly paid to the Company for the issue thereof.

4.	SEARCHES AND ENQUIRIES

The searches and enquiries referred to in Schedule 1 (Documents, Searches and Enquiries) are complete and accurate in all aspects and have not since the time of such searches and enquiries been altered. However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and 2(b) in Schedule 1 (Documents, Searches and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

5.	NO CHANGE IN LAW

There will be no change in law or regulation from the date of this Opinion to the issuance of the Shares that would have the effect of rendering any of our opinions invalid, void or otherwise incorrect.

6.	OTHER LAWS

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

SCHEDULE 3

RESERVATIONS

1.	LIMITS ON SCOPE OF OPINION

(a)	No opinion is given:

(i)	as to the title to the Shares including, but without limitation, as to whether the legal and beneficial ownership of the Shares is vested in any particular person;

(ii)	on any issues which may arise out of or relate to the giving of financial assistance pursuant to the Companies Act 2006;

(iii)	as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement entered into by the Company as to jurisdiction and/or law; or

(iv)	in relation to the competition laws of any jurisdiction including the laws of England and of the European Union.

(b)	We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect the opinion expressed herein.